UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2013

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29230	51-0350842
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

622 Broadway, New York, New York	10012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 536-2842

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On June 12, 2013, Take-Two Interactive Software, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Barclays Capital Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters listed in Schedule 1 thereto (collectively, the “Underwriters”), in connection with the offer and sale of $250,000,000 principal amount of the Company’s 1.00% Convertible Senior Notes due 2018 (the “Notes”). The Company also granted the Underwriters a 30-day option to purchase up to an additional $37,500,000 principal amount of the Company’s Notes to cover overallotments, if any. On July 17, 2013, the Company issued a press release announcing that it had closed its public offering of $37,500,000 principal amount of the Company’s Notes as a result of the underwriters exercising their overallotment option in full on July 12, 2013. A copy of this press release is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

5.1	Opinion of Willkie Farr & Gallagher LLP.

99.1	Press Release issued on July 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC.
(Registrant)

By:	/s/ Lainie Goldstein
Lainie Goldstein
Chief Financial Officer

Date: July 17, 2013

EXHIBIT INDEX

Exhibits	Description

5.1	Opinion of Willkie Farr & Gallagher LLP.

99.1	Press Release issued on July 17, 2013.